UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Health In Tech, Inc.
(Name of Registrant as Specified in its Charter)

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Health In Tech to Host Annual Meeting of Stockholders

Stuart, FL., September 10, 2025 /PRNewswire/ — Health In Tech (Nasdaq: HIT) will host its 2025 Annual Stockholder Meeting on Friday, October 3, 2025, at 10:00 AM ET live via virtual webcast.

To participate in the Annual Stockholders Meeting, stockholders should visit www.cleartrustonline.com/HIT or the Company’s Investor Relations site at https://healthintech.investorroom.com/ under “News & Events,” and enter the 12-digit control number found in the proxy materials. Guests may also access the Annual Shareholders Meeting in listen-only mode. No control number is required for guests.

During the meeting, stockholders as of the 2025 Annual Meeting record date (close of business on August 6, 2025) will be able to vote their shares electronically and will be able to submit questions during the meeting.

A live webcast and replay will be accessible on the Company’s website at https://healthintech.investorroom.com/Events.

About Health In Tech

Health In Tech (Nasdaq: “HIT”) is an Insurtech platform company backed by third-party AI technology, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs. Learn more at healthintech.com.

Investor Contact

Investor Relations:
ir@healthintech.com